4
                                                                        FORM 8-K
                                                                        --------


                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                    FORM  8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  reported)     May  14,  2002

                           USA VIDEO INTERACTIVE CORP.
             (Exact name of registrant as specified in its chapter)
             ------------------------------------------------------

                  WYOMING          0-29651          06-15763-91
  (State or other jurisdiction    (Commission     (IRS Employer
       of incorporation          File Number)     Identification No.)
       ----------------          ------------     -------------------

               70 ESSEX STREET, MYSTIC, CONNECTICUT                      06355
                    (Address of principal executive offices)          (Zip Code)
                    ----------------------------------------          ----------

                                 (800) 625-2200
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

On April 23, 2002 the Registrant announced that the prominent intellectual property and technology law firm Fish & Richardson P.C. (www.fr.com) will commence protection of USVO's store-and-forward video-on-demand U.S. patent (number 5,130,792), beginning with an aggressive licensing program.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit  99.1     News  Release  dated  April  23,  2002.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     USA  VIDEO  INTERACTIVE  CORP.


Date  :     May  14,  2002          By  :     /s/  Anton  J.  Drescher
            --------------                    ------------------------
                                              ANTON  J.  DRESCHER,
                                              CORPORATE  SECRETARY

                               [GRAPHIC  OMITED]



FISH & RICHARDSON P.C. TO COMMENCE PROTECTION INITIATIVES FOR USA VIDEO INTERACTIVE'S INTERNET VIDEO DELIVERY PATENT


MYSTIC, CONNECTICUT - APRIL 23, 2002 - USA Video Interactive Corp. (OTCBB: USVO;
TSX: US; BSE/Frankfurt: USF; www.usvo.com) today announced that the prominent intellectual property and technology law firm Fish & Richardson P.C.
(www.fr.com) will commence protection of USVO's store-and-forward video-on-demand U.S. patent (number 5,130,792), beginning with an aggressive licensing program. With this relationship now formalized, initiatives will begin immediately to approach high-profile companies engaged in providing video-on-demand (VOD) services in order to recognize and capture the value of USVO's pioneering VOD intellectual property rights.

The signing of this agreement comes at a time when major motion picture studios and other owners of valuable entertainment and educational content are deploying services to distribute their video content legitimately in an effort to stem the tide of Napster-like video swapping and downloading from underground websites. With the advent of large, low-cost data storage devices in computers and set-top boxes, the prevalence of broadband connections into homes and businesses, and the emergence of numerous faster-than-real-time video transfer techniques, viable VOD models are now coming of age. USVO's '792 patent explicitly relates to such VOD delivery processes.

"This relationship is an important milestone in the development and protection of USVO's VOD intellectual property rights," said Edwin Molina, President and CEO of USA Video Interactive. "We are confident that Fish & Richardson has the stature, the influence, and the legal and technical expertise to aggressively pursue this initiative to help create a robust revenue-generating model based on our longstanding intellectual property rights in this field," added J. Andrew Huffman, USVO's in-house patent counsel. "Upon careful review of the patent itself and the records of the patent examination process, we are very confident in the strength and breadth of USVO's patent rights."

ABOUT  USA  VIDEO  INTERACTIVE
USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions. The company has developed its StreamHQ architecture to provide a wide range of business customers with value-added media delivery services. While competitors take a "one-size-fits-all" streaming approach, StreamHQ brings unique value propositions to individual vertical markets with functionality designed specifically for those markets. Beyond high quality media delivery, USVO gives its customers media asset management tools and information that provide accountability and return on investment (ROI) for their streaming expenditures. USVO has created Zmail and mediaClix , which use StreamHQ to deliver rich media campaigns for advertising, marketing, corporate communications, and customer service applications. USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United
States Patent and Trademark Office on July 14, 1992; it has been cited by at least 145 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, and Italy, and has a similar patent pending in Japan. For more information, visit www.usvo.com.


ABOUT  FISH  &  RICHARDSON  P.C.
Fish & Richardson P.C. is a national law firm with over 250 lawyers in eight offices: Boston, Dallas, Delaware, New York, Silicon Valley, San Diego, Twin Cities, and Washington, DC. Founded in 1878, the firm represented Thomas Edison, Alexander Graham Bell, and the Wright Brothers. For over 120 years, the firm has served great innovators, helping to protect countless ideas, nurture discoveries, and bring new concepts to market. The firm prosecuted and litigated many of the fundamental patents of an industrialized America, serving corporations creating the cutting-edge technologies of the day, including the telephone, air brake, steam turbine, automobile, and radio. Today, the firm continues to represent great innovators working in leading technologies. For more information, visit www.fr.com.

USA VIDEO INTERACTIVE Corporate Headquarters Office: 70 Essex Street; Mystic, CT 06355; (800) 625-2200; (860) 572-1560. Canada Office: 837 West Hastings Street;
Suite #507; Vancouver, B.C. V6C 3N6. Trading symbol on the OTCBB: USVO; Trading symbol on The TSX Venture Exchange US; Trading Symbol on the Berlin and Frankfurt Stock Exchanges: USF. Standard & Poors Listed. CUSIP 902924208. The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. For more information contact:
Kevin  Yorio,  860-572-1560;  info@usvo.com


This press release may contain forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.